Exhibit 4.5

EXECUTION COPY

SERVICER PERFORMANCE GUARANTY

Dated as of December 2, 2015

by

GENERAL ELECTRIC CAPITAL LLC,

as Servicer Performance Guarantor

Table of Contents

-i-	Servicer Performance Guaranty GE Dealer Floorplan Master Note Trust (General Electric Capital LLC)

SERVICER PERFORMANCE GUARANTY, entered into as of 1:00 a.m. (New York time) on December 2, 2015 (this “Performance Guaranty”) by GENERAL ELECTRIC CAPITAL LLC, a Delaware limited liability company (formerly known as General Electric Capital Corporation, “GE Capital LLC”), in its capacity as servicer performance guarantor hereunder (in such capacity, together with its successors and assigns, the “Servicer Performance Guarantor”).

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. Each capitalized term used herein or in any certificate or other document made or delivered pursuant hereto, and not defined herein or therein, shall have the meaning specified in the Servicing Agreement (as defined below). In addition, the following definitions apply in this Performance Guaranty:

“Affiliate” means, with respect to any Person, each Person that controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Code” means the provisions of Title II of the United States Code, 11 U.S.C. §§ 101, et seq.

“Beneficiary” means GE Dealer Floorplan Master Note Trust, a Delaware statutory trust.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of Illinois, the state of Servicer’s or the Servicer Performance Guarantor’s principal place of business or any other state to the extent notice thereof is given to Beneficiary.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Servicer Obligations” is defined in Section 2.1.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of a Governmental Authority.

“Litigation” means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

Servicer Performance Guaranty GE Dealer Floorplan Master Note Trust (General Electric Capital LLC)

“Material Adverse Effect” means a material adverse effect on (a) the ability of Servicer Performance Guarantor to perform any of its obligations hereunder in accordance with the terms hereof or (b) the validity or enforceability of this Performance Guaranty.

“Outstanding” is defined in the Indenture.

“Performance Guaranty” is defined in the preamble.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust (including a business trust), association, corporation (including a business or statutory trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Rating Agency Condition” is defined in the Indenture.

“Servicer” means GE Capital US Holdings, Inc., in its capacity as the Master Servicer under the Servicing Agreement. References herein to the Servicer shall not include any successor or assign of Servicer that is not an Affiliate of General Electric Company.

“Servicer Performance Guarantor” is defined in the preamble.

“Servicing Agreement” means that certain Second Amended and Restated Servicing Agreement, dated as of July 11, 2014, between GE Capital US Holdings, Inc., as Master Servicer and GE Dealer Floorplan Master Note Trust.

Section 1.2 Other Interpretive Matters. All terms defined in this Performance Guaranty shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Performance Guaranty and all such certificates and other documents delivered hereto, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Performance Guaranty, and accounting terms partly defined in this Performance Guaranty to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) references to any month, quarter or year refer to a calendar month, quarter or year; (c) terms defined in Article 9 of the UCC and not otherwise defined in this Performance Guaranty are used as defined in that Article; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Performance Guaranty (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Performance Guaranty (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Performance Guaranty (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person’s successors and permitted assigns.

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ARTICLE II

SERVICER PERFORMANCE GUARANTY

Section 2.1 Servicer Performance Guaranty. (a) Unconditional Undertaking; Enforcement. The Servicer Performance Guarantor hereby unconditionally and irrevocably undertakes and agrees for the benefit of Beneficiary to cause the due performance and observance by the Servicer (for so long as Servicer is an Affiliate of General Electric Company) of all of the terms, covenants, conditions, agreements and undertakings on the part of the Servicer, to be performed or observed under the Servicing Agreement or any document delivered in connection with the Servicing Agreement in accordance with the terms hereof and thereof including any agreement of the Servicer to pay any money under the Servicing Agreement or any such other document (all such terms, covenants, conditions, agreements and undertakings on the part of the Servicer to be performed or observed by the Servicer (for so long as Servicer is an Affiliate of General Electric Company) being collectively called the “Guaranteed Servicer Obligations”); provided, however, that the Servicer Performance Guarantor shall not be required to make or otherwise cause such performance until two (2) Business Days following receipt by the Servicer Performance Guarantor of written notice from Beneficiary or the Indenture Trustee that performance due under the Servicing Agreement has not been completed by the Servicer. In the event that the Servicer shall fail in any manner whatsoever to perform or observe any of the Guaranteed Servicer Obligations when the same shall be required to be performed or observed under the Servicing Agreement or any such other document (after giving effect to any applicable grace or cure periods or notice requirements), then the Servicer Performance Guarantor shall, after the notice described above, itself duly perform or observe, or cause to be duly performed or observed, such Guaranteed Servicer Obligation, and it shall not be a condition to the accrual of the obligation of the Servicer Performance Guarantor hereunder to perform or observe any Guaranteed Servicer Obligation (or to cause the same to be performed or observed) that Beneficiary shall have first made any request of or demand upon or given any notice to the Servicer or its successors or assigns, or have instituted any action or proceeding against the Servicer or its successors or assigns in respect thereof. Notwithstanding anything to the contrary contained in this Performance Guaranty, the obligations of the Servicer Performance Guarantor hereunder in respect of the Servicer are expressly limited to the Guaranteed Servicer Obligations. The obligations of the Servicer Performance Guarantor hereunder shall rank pari passu with the senior unsecured debt of the Servicer Performance Guarantor.

(b) Enforcement. Beneficiary may proceed to enforce the obligations of the Servicer Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which Beneficiary may have against the Servicer any other Person or any collateral.

(c) Obligations Absolute. To the extent permitted by law, the Servicer Performance Guarantor will perform its obligations under this Performance Guaranty regardless of any Law now or hereafter in effect in any jurisdiction affecting any of the terms of this Performance Guaranty or any document delivered in connection with this Performance Guaranty or the rights of Beneficiary with respect thereto. The obligations of the Servicer Performance Guarantor under this Performance Guaranty shall be absolute and unconditional irrespective of:

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(i) any lack of validity or enforceability or the discharge or disaffirmance (by any Person, including a trustee in bankruptcy) of the Guaranteed Servicer Obligations, the Servicing Agreement, any collateral or other assets or any document or any other agreement or instrument relating to any of the foregoing;

(ii) any exchange, release or non-perfection of any collateral or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Servicer Obligations;

(iii) the existence of any claim, setoff or other rights that the Servicer Performance Guarantor may have at any time against the Servicer or Beneficiary in connection herewith or any unrelated transaction;

(iv) any failure to obtain any authorization or approval from or other action by, or to notify or file with, any Governmental Authority or regulatory body required in connection with the performance of such obligations by the Servicer; or

(v) any impossibility or impracticality of performance, illegality, force majeure, any act of any Governmental Authority or any other circumstance which might constitute a legal or equitable defense available to, or a discharge of, the Servicer or the Servicer Performance Guarantor, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Performance Guaranty.

The Servicer Performance Guarantor further agrees that its obligations under this Performance Guaranty shall not be limited by any valuation or estimation made in connection with any proceedings involving the Servicer or the Servicer Performance Guarantor filed under the Bankruptcy Code, whether pursuant to Section 502 of the Bankruptcy Code or any other Section thereof. The Servicer Performance Guarantor further agrees that Beneficiary shall not be under any obligation to marshal any assets in favor of or against or in payment of any or all of the Guaranteed Servicer Obligations. The Servicer Performance Guarantor further agrees that, to the extent that a payment or payments are made by or on behalf of the Servicer, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Servicer or the estate, trustee, receiver or any other party relating to the Servicer, including the Servicer Performance Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause then to the extent of such payment or repayment, the Guaranteed Servicer Obligations or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payments, reduction or satisfaction occurred. The obligations of the Servicer Performance Guarantor under this Performance Guaranty shall not be discharged except by performance as provided herein.

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(d) Irrevocability. The Servicer Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. In the event that under applicable law (notwithstanding the Servicer Performance Guarantor’s agreement regarding the irrevocable nature of its obligations hereunder) the Servicer Performance Guarantor shall have the right to revoke this Performance Guaranty, this Performance Guaranty shall continue in full force and effect until a written revocation hereof specifically referring hereto, signed by the Servicer Performance Guarantor, is actually received by Beneficiary at the address set forth in Section 3.2. Any such revocation shall not affect the right of Beneficiary to enforce their respective rights under this Performance Guaranty with respect to (i) any Guaranteed Servicer Obligation (including any Guaranteed Servicer Obligation that is contingent or unmatured) which arose on or prior to the date the aforementioned revocation was received by Beneficiary or (ii) any property or other assets which were purchased or otherwise acquired by Beneficiary on or prior to the date the aforementioned revocation was received by Beneficiary. For purposes of the preceding sentence, all Guaranteed Servicer Obligations that relate to, or arise in connection with, any property or other assets that existed on or prior to the date the aforementioned revocation is received by Beneficiary, shall be covered by this Performance Guaranty notwithstanding such revocation.

(e) Waiver. The Servicer Performance Guarantor hereby waives (i) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Servicer Obligations and this Performance Guaranty, the Servicing Agreement and any other document related thereto other than set forth in Section 2.1, (ii) any requirement that Beneficiary exhaust any right or take any action against the Servicer, any other Person or any collateral and (iii) with respect to any of the Guaranteed Servicer Obligations, any right of setoff or counterclaim that it may have at any time against the Servicer or Beneficiary in connection herewith or any unrelated transaction.

(f) Subrogation. The Servicer Performance Guarantor shall not exercise or assert any rights which it may acquire by way of subrogation under this Performance Guaranty unless and until all of the Guaranteed Servicer Obligations shall have been paid and performed in full. If any payment shall be made to the Servicer Performance Guarantor on account of any subrogation rights at any time when all of the Guaranteed Servicer Obligations then due to be paid or performed shall not have been paid and performed in full each and every amount so paid shall be held in trust for the benefit of Beneficiary and forthwith be paid to Beneficiary in accordance with the Servicing Agreement, to be credited and applied to the Guaranteed Servicer Obligations to the extent then unsatisfied, in accordance with the terms of the Servicing Agreement or any document delivered in connection with the Servicing Agreement, as the case may be. In the event (i) the Servicer Performance Guarantor shall have satisfied any of the Guaranteed Servicer Obligations and (ii) all of the Guaranteed Servicer Obligations then due to be paid or performed shall have been paid and performed in full, Beneficiary shall at the Servicer Performance Guarantor’s request and expense, execute and deliver to the Servicer Performance Guarantor appropriate documents, without recourse and without representation or warranty of any kind, necessary to evidence or confirm the transfer by way of subrogation to the Servicer Performance Guarantor of the rights of Beneficiary with respect to the Guaranteed Servicer Obligations to which the Servicer Performance Guarantor shall have become entitled by way of subrogation and thereafter Beneficiary shall have no responsibility to the Servicer Performance Guarantor or any other Person with respect thereof.

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ARTICLE III

MISCELLANEOUS

Section 3.1 Representations and Warranties of the Servicer Performance Guarantor. The Servicer Performance Guarantor represents and warrants to Beneficiary as of the date hereof:

(a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is duly qualified to do business, and is in good standing, in each jurisdiction in which its performance hereunder requires it to be so qualified, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

(b) It has the power and authority to execute and deliver this Performance Guaranty and to perform its obligations contemplated hereby.

(c) This Performance Guaranty has been duly authorized, executed and delivered by the Servicer Performance Guarantor and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and general equitable principles, whether applied in a proceeding at law or in equity.

(d) No consent of, notice to, filing with or permits, qualifications or other action by any Governmental Authority or any other party is required for the due execution, delivery and performance of this Performance Guaranty by the Servicer Performance Guarantor, other than consents, notices, filings and other actions which have been obtained or made or where the failure to obtain such consent or take such action, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(e) There is no pending or, to its actual knowledge, threatened Litigation of a material nature against or affecting it in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Performance Guaranty or (ii) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of this Performance Guaranty.

(f) It has adequate means to obtain from the Servicer on a continuing basis, information concerning the financial condition of the Servicer and that it is not relying on Beneficiary to provide such information, now or in the future.

Section 3.2 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any Person, or whenever any Person desires to give or serve upon any other Person any communication with respect to this Performance Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall not be effective until actually received by the applicable Person required to receive such notice or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any Person by a specific time, such notice shall only be effective if actually received by such Person prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

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If to the Servicer Performance Guarantor:

General Electric Capital LLC,

as Servicer Performance Guarantor

901 Main Avenue
Norwalk, Connecticut 06851

Attention: Legal Department

michael.paolillo@ge.com

If to Beneficiary:

GE Dealer Floorplan Master Note Trust

℅ BNY Mellon Trust of Delaware

Bellevue Park Corporate Center

301 Bellevue Parkway, 3rd Floor

Wilmington, Delaware 19809

with a copy to:

GE Capital US Holdings, Inc.

901 Main Avenue
Norwalk, Connecticut 06851
Attention: Michael Paolillo
michael.paolillo@ge.com

Section 3.3 Binding Effect; Assignability.

(a) This Performance Guaranty shall be binding upon and inure to the benefit of the Servicer Performance Guarantor and Beneficiary and their respective successors and permitted assigns. No assignment or delegation of this Performance Guaranty or of any rights or obligations hereunder may be made by the Servicer Performance Guarantor or Beneficiary without the prior written consent of the other (and any attempted assignment hereof without such required consents shall be void); provided, however, (i) the Servicer Performance Guarantor may assign this Performance Guaranty and all of its rights and obligations hereunder to any person or entity that at the time of such assignment is a Permitted Guarantor Assignee and that expressly assumes all of the obligations of the Servicer Performance Guarantor hereunder without the consent of the Beneficiary or any assignee thereof and (ii) Beneficiary may grant, and the Servicer Performance Guarantor acknowledges that Beneficiary has granted, a security interest in this Performance Guaranty and its rights herein to the Indenture Trustee under the Indenture. Upon any such permitted assignment by the Servicer Performance Guarantor, (A) the references in this Performance Guaranty to the Servicer Performance Guarantor shall apply to such assignee unless the context otherwise requires and (B) the assignor shall automatically and unconditionally be released and discharged from any liability or obligation under this Performance Guaranty without the requirement of any further action by any person or entity. In the event of a foreclosure by the Indenture Trustee of its security interest in this Performance Guaranty when permitted by the Indenture (and for the avoidance of doubt, at no time prior thereto), the Indenture Trustee shall have the right at such time to enforce this Performance Guaranty, and the full performance of the Servicer Performance Guarantor, as and when required hereunder.

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(b) A “Permitted Guarantor Assignee” shall mean a person or entity that, at the time of or immediately after the assignment of this Performance Guaranty to such person or entity pursuant to Section 3.3(a) above, has a long-term debt rating of at least “Baa3” by Moody’s and “BBB-” by S&P.

Section 3.4 Termination. This Performance Guaranty shall terminate on the earliest of (a) the date that the Servicing Agreement terminates in accordance with Section 8.3 thereof or otherwise in accordance therewith or as agreed by the parties thereto, (b) the satisfaction and discharge of the Indenture, (c) the date on which an Affiliate of General Electric Company shall cease to be the Servicer under the Servicing Agreement or (c) upon notice from the Servicer Performance Guarantor or the Servicer to Beneficiary that the Servicer itself at such time has a long-term debt rating of at least “Baa3” by Moody’s and “BBB-” by S&P.

Section 3.5 Costs and Expenses. The Servicer Performance Guarantor shall reimburse Beneficiary for all reasonable and necessary out-of-pocket attorneys’ fees incurred in connection with the negotiation and preparation of this Performance Guaranty. The Servicer Performance Guarantor is also liable for all of its own out-of-pocket expenses incurred in connection with the negotiation, preparation and the carrying out of its obligations under this Performance Guaranty. The Servicer Performance Guarantor shall reimburse Beneficiary for all reasonable and necessary out-of-pocket fees, costs and expenses incurred by it in connection with any attempt to enforce any of its rights or remedies under this Performance Guaranty against the Servicer Performance Guarantor.

Section 3.6 No Waiver; Remedies. The failure by Beneficiary, at any time or times, to require strict performance by the Servicer Performance Guarantor of any provision of this Performance Guaranty shall not waive, affect or diminish any right of Beneficiary thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Servicer Performance Guarantor contained in this Performance Guaranty, and no breach or default by the Servicer Performance Guarantor hereunder, shall be deemed to have been suspended or waived by Beneficiary unless such waiver or suspension is by an instrument in writing signed by an officer, or other duly authorized signatory, of Beneficiary and directed to the Servicer Performance Guarantor, as applicable, specifying such suspension or waiver. The rights and remedies of Beneficiary under this Performance Guaranty shall be cumulative and nonexclusive of any other rights and remedies that Beneficiary may have under any other agreement or by operation of law or otherwise.

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Section 3.7 No Set Off. By acceptance of this Performance Guaranty, Beneficiary shall be deemed to have waived any right to set-off, combine, consolidate or otherwise appropriate and apply (i) any assets of the Servicer Performance Guarantor at any time held by Beneficiary or (ii) any indebtedness or other liabilities at any time owing by Beneficiary to the Servicer Performance Guarantor, as the case may be, against, or on account of, any obligations or liabilities owed by the Servicer Performance Guarantor to Beneficiary under this Performance Guaranty.

Section 3.8 Currency of Payment. Any payment to be made by the Servicer Performance Guarantor shall be made in the same currency as designated for payment by the Servicer in the Servicing Agreement and such designation of the currency of payment is of the essence.

Section 3.9 Amendments and Waivers. This Performance Guaranty may be amended, modified or terminated by an agreement in writing executed by an authorized representative of the Servicer and the Servicer Performance Guarantor without the consent of the Beneficiary, the Indenture Trustee or any Noteholder; provided that no amendment, modification or termination shall in any event be effective unless (i) Servicer has delivered an Officer’s Certificate to the Beneficiary certifying that the amendment will not result in an Adverse Effect (as defined in the Indenture) or (ii) the Rating Agency Condition (as defined in the Indenture) is satisfied with respect to such amendment, modification or termination or (iii) the Beneficiary obtains the consent of Noteholders representing more than sixty-six and two-thirds percent (66⅔%) of the Outstanding Principal Balance (as defined in the Indenture) of each Series affected by the amendment for which the Servicer has not delivered an Officer’s Certificate required under clause (i). Notwithstanding the foregoing, the Servicer will not enter into any amendment, modification or termination of this Performance Guaranty if such amendment, modification or termination would reasonably be expected to adversely affect the ratings of any Series or Class then maintained by any Rating Agency, without the consent of the Noteholders representing more than sixty-six and two-thirds percent (66⅔%) of the Outstanding Principal Balance (as defined in the Indenture) of each affected Series or Class.

Section 3.10 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS PERFORMANCE GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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(b) EACH OF THE SERVICER PERFORMANCE GUARANTOR AND BENEFICIARY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS PERFORMANCE GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY; PROVIDED, THAT EACH OF THE SERVICER PERFORMANCE GUARANTOR AND BENEFICIARY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH OF THE SERVICER PERFORMANCE GUARANTOR AND BENEFICIARY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE SERVICER PERFORMANCE GUARANTOR AND BENEFICIARY HEREBY WAIVES ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE SERVICER PERFORMANCE GUARANTOR AND EACH BENEFICIARY WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE SERVICER PERFORMANCE GUARANTOR AND BENEFICIARY DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE SERVICER PERFORMANCE GUARANTOR AND BENEFICIARY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS PERFORMANCE GUARANTY AND TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.11 Counterparts. This Performance Guaranty may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 3.12 Severability. Wherever possible, each provision of this Performance Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Performance Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Performance Guaranty.

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Section 3.13 Section Titles. The section titles and table of contents contained in this Performance Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the Performance Guaranty.

Section 3.14 LIMITATION OF DAMAGES. THE SERVICER PERFORMANCE GUARANTOR SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BENEFICIARY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH ANY SUCH PERSON, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT ARISE OR MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER, UNDER THE SERVICING AGREEMENT OR ANY OTHER RELATED AGREEMENT OR ARRANGEMENT.

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IN WITNESS WHEREOF, the party has caused this Servicer Performance Guaranty to be executed by its officer duly authorized, as of the date first above written.

GENERAL ELECTRIC CAPITAL LLC,
as Servicer Performance Guarantor

By:	/s/ Thomas A. Davidson
	Name:	Thomas A. Davidson
	Title:	Authorized Signatory

ACKNOWLEDGED AND AGREED:

GE DEALER FLOORPLAN MASTER NOTE TRUST,

as Beneficiary

By: GE Capital US Holdings, Inc.,

as Administrator

By: /s/ Thomas A. Davidson
Name: Thomas A. Davidson
Title: Authorized Signatory

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